EXHIBIT 10.2
Second Amended and Restated Line of Credit Promissory Note

$4,000,000.00	Date: As of March 15 , 2006
     1. FOR VALUE RECEIVED the undersigned (“Borrower”) unconditionally promises to pay to the order of BERJAYA GROUP (CAYMAN) LIMITED, a Cayman Islands corporation (“Lender”), without setoff and in immediately available funds, the principal amount of FOUR MILLION and NO/100 U.S. Dollars (U.S. $4,000,000.00) or, if less, the total unpaid principal amount advanced by Lender from time to time to or for the benefit of or at the request of Borrower, together with interest thereon according to the terms and conditions as set forth in that certain Second Amended and Restated Loan Agreement of even date herewith between Lender and Borrower, together with all amendments, modifications and extensions thereof (the “Loan Agreement”). This Note is subject to the terms and conditions of the Loan Agreement; provided, however, that the Loan Agreement is expressly NOT incorporated herein pursuant to Section 201.08(6), Florida Statutes and Rules 12B-4.052(6)(b) and (12)(h), Florida Administrative Code. This Note amends and restates, but does not satisfy or repay, or constitute a novation of, the Amended and Restated Line of Credit Promissory Note dated as of October 6, 2005 made by the Borrower and payable to the Lender (the “Original Note”) or of any Loans evidenced by the Original Note. The Original Note, together with the note which it restated, amended and replaced, is completely superseded by and replaced with this Note but are attached hereto to evidence the payment of Florida documentary stamp taxes on this Note.
     2. Upon default under this Note or the Loan Agreement, Lender shall have the right to pursue all rights and remedies available to Lender at law or in equity including, but not limited to, those set forth in this Note, the Loan Agreement and each security agreement executed by the Borrower in connection therewith.
     3. Borrower agrees to promptly pay, indemnify and hold harmless Lender from all state and federal taxes of any kind and other liabilities with respect to or resulting from the execution or delivery of this Note or advances made pursuant to this Note and/or the Loan Agreement.
     4. This Note shall be governed by, and construed under, the laws of the State of Florida.

     5. Notwithstanding any other provision contained in this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other fees or charges that is in excess of the maximum permitted by applicable law. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Lender. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of that which may be lawfully paid under applicable law including the usury laws in force in the State of Florida.

ROADHOUSE GRILL, INC.
By:	/s/ Ayman Sabi
	Name:	Ayman Sabi
	Title:	President and CEO